SECURITY AGREEMENT

THIS SECURITY AGREEMENT (together with all attached schedules and exhibits, in each case, as amended, restated, supplemented, or otherwise modified from time to time, this “Agreement”) is executed as of December 14, 2023, by LFTD Partners Inc., a Nevada corporation (“LFTD”) and Lifted Liquids, Inc., an Illinois corporation (“LLI” and together with LFTD, collectively and jointly and severally, the “Borrower”), and each of the other Persons party hereto from time to time as “Grantors”, for the benefit of and Surety Bank (“Lender”).

RECITALS

A.Borrower, the other Grantors from time to time party thereto, and Lender have entered into that certain Credit Agreement dated as of December 14, 2023 (as amended, restated, supplemented,   or otherwise modified from time to time, the “Credit Agreement”).

B.As a condition precedent to Lender’s agreement to extend credit under the Credit Agreement, Lender requires that each Grantor execute this Agreement to secure the prompt and complete payment and performance of the Secured Obligations (as defined below).

AGREEMENTS

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.Certain Definitions. Each capitalized term used but not defined in this Agreement has the meaning given that term in the Credit Agreement. Terms defined in the UCC which are not otherwise defined in this Agreement are used herein as defined in the UCC. As used in this Agreement, the following terms have the meanings indicated:

Applicable Law means, collectively, (a) all applicable international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any governmental authority charged with the enforcement, interpretation or administration thereof, (b) all applicable administrative orders, directed duties, requests, licenses, authorizations and agreements with, any Governmental Authority, in each case whether or not having the force of law, and(c) any binding interpretation or administration of any of the foregoing, by any governmental authority.

Collateral is defined in Section 2.

Debtor Relief Law means the bankruptcy code and any other Applicable Law governing bankruptcy, insolvency, assignments for the benefit of creditors, receiverships, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

Grantor means each Person (other than Lender) party to this Agreement (including any additional Person executing a joinder or supplement hereto as a “Grantor”) and includes such Grantor as a debtor-in- possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party hereafter appointed for such Grantor or all or substantially all of such Grantor’s assets pursuant to any Debtor Relief Law.

Lender is defined in the preamble to this Agreement.

Obligor(s) means the Borrower and the Grantors.

Person means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

Secured Obligations means the obligations and all existing and future indebtedness and liabilities of every kind, nature, and character, direct or indirect, absolute, or contingent, liquidated, or unliquidated, voluntary or involuntary, of the Borrower and each other Obligor to Lender.

Security Interest means the security interest granted, and the pledges and collateral assignments made, by Grantors to Lender under Section 2 of this Agreement.

2.Security Interest. To secure the prompt, unconditional, and complete payment and performance of the Secured Obligations when due, each Grantor hereby pledges and collaterally assigns to Lender, and grants to Lender a continuing security interest in, all of such Grantor’s right, title and interest in, to, and under the following, in each case, whether now owned or hereafter acquired, created,  or existing and howsoever Grantor’s interest therein may arise or appear (collectively, the “Collateral”):

(a)all accounts;

(b)all general intangibles (including payment intangibles and intellectual property);

(c)all inventory (now owned or hereafter required, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily of Borrower’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from a sale or disposition of any of the foregoing and any documents of title representing the above, and Borrower’s books relating to any of the foregoing;

(d)all goods (including all equipment, now owned or hereafter required, including, without limitation, all laboratory equipment, computer equipment, office equipment, other equipment, machinery, fixtures, vehicles, and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located (whether or not subject to a certificate of title statute)) and any accessions thereto;

(e)all instruments (including promissory notes);

(f)all documents and all chattel paper (whether tangible or electronic);

(g)all deposit accounts and securities accounts;

(h)all letters of credit, all letter-of-credit rights, and all other supporting obligations;

(i)all commercial tort claims described on Schedule 2;

(j)Reserved;

(k)all contracts and contract rights;

(l)all fixtures and leasehold improvements;

(m)all money and cash equivalents;

(n)all insurance, including all claims and proceeds with respect thereto;

(o)all proceeds and products of the foregoing and all substitutions or replacements of any or all of the foregoing; and

(p)all corporate and other business books, reports, memoranda, customer lists, credit files, data compilations, and computer software, in any form, including, without limitation, whether on tape, disk, card, strip, cartridge, or any other form, pertaining to any and all of the foregoing property.

Without limiting the security interest granted hereby, each Grantor hereby grants to Lender an irrevocable license in Grantors’ trade names, trademarks, and service marks, together with each Grantor’s goodwill associated with such trade names, trademarks, and service marks, for purposes of allowing Lender to use the same in connection with any foreclosure sale, auction, or other disposition of any assets, whether pursuant to the UCC, this Agreement, or otherwise.

3.Collateral Security; No Assumption or Modification. The Security Interest is given to secure the prompt, unconditional and complete payment and performance of the Secured Obligations when due, and is given as security only. Lender does not assume, and shall not be liable for, any of Grantors’ liabilities, duties or obligations under, or in connection with, the Collateral. Lender’s acceptance of this Agreement, or its taking any action in carrying out this Agreement, does not constitute its approval of the Collateral or its assumption of any liability, duty, or obligation under, or in connection with, the Collateral. This Agreement does not affect or modify any Grantor’s obligations with respect to the Collateral.

4.Fraudulent Conveyance. Notwithstanding anything contained in this Agreement to the contrary, each Grantor agrees that if, but for the application of this Section, the Secured Obligations or any Security Interest would constitute a preferential transfer under 11 U.S.C. § 547, a fraudulent conveyance under 11 U.S.C. § 548 (or any successor section) or a fraudulent or voidable conveyance or transfer under any state fraudulent or voidable conveyance or fraudulent or voidable transfer law or similar law in effect from time to time, then the Secured Obligations and each affected Security Interest will be enforceable against each Grantor to the maximum extent possible without causing the Secured Obligations or any Security Interest to be fraudulent or voidable.

5.Representations and Warranties. Each Grantor represents and warrants to Lender that:

(a)Binding Obligation. Such Grantor has good and valid title to and rights in, or the power to transfer, the Collateral with respect to which it has purported to pledge or grant a security interest hereunder, and the Security Interest in the Collateral created by this Agreement

(i) is a valid and binding obligation of each Grantor in favor of Lender and is enforceable against each Grantor, except as enforceability may be limited by Applicable Laws and general principles of equity, (ii) will be duly perfected once the action required for perfection under Applicable Law has been taken, (iii) once perfected, will constitute a first priority Lien on the Collateral, subject only to Permitted Liens (if any), and (iv) does not require the consent of any third party.

(b)Place of Business; Location of Records. Schedule 1 sets out the following information: (i) the exact name of each Grantor, as such name appears in its Organizational Documents, the type of entity of such Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number; (ii) each other name each Grantor has used in the past five years, together with the date of the relevant change; (iii) each Grantor’s principal place of business; (iv) the locations where each Grantor maintains its inventory and equipment; (v) all real property owned by each Grantor; (vi) all real property leased by each Grantor; and (vii) each deposit account of each Grantor. No inaccuracy on Schedule 1 will impair the Security Interest in any Collateral.

(c)Accounts. Such Grantor’s reports, invoices and other Collateral  records furnished to Lender from time to time will correctly state the names of the obligors, amounts owing, due dates and other information with respect to its accounts. As of the time when each account arises, such Grantor shall be deemed to have represented and warranted that such account and all records relating thereto, are genuine and in all respects what they purport to be. Except as specifically disclosed to Lender in writing, the amounts due each Grantor with respect to its accounts are not subject to any material setoff, counterclaim, defense, allowance or adjustment (other than discounts for prompt payment shown on the invoice), dispute, objection or complaint by any account debtor or other obligor.

(d)Additional Collateral. The delivery at any time by any Grantor to Lender of Collateral or of additional specific descriptions of certain Collateral will constitute a representation and warranty by such Grantor to Lender under this Agreement that the representations and warranties of this Section are true and correct with respect to each item of such Collateral.

6.Covenants. Each Grantor covenants and agrees with Lender that such Grantor shall:

(a)Notice. Promptly notify Lender in writing of (i) any claim, action or proceeding challenging the Security Interest or affecting title to all or any material portion of the Collateral or the Security Interest and, at Lender’s request, appear in and defend any such action or proceeding at Grantors’ reasonable expense, and (ii) any default by any Grantor or any other party under or in connection with any material portion (individually or collectively) of the Collateral and immediately use commercially reasonable efforts to remedy the same or immediately demand that the same be remedied.

(b)Hold Collateral In Trust. Hold in trust (and not commingle with its other assets) for Lender all Collateral that is chattel paper, instruments or documents at any time received by it and promptly deliver same to Lender unless Lender at its option gives Grantors written permission to retain such Collateral.

(c)Maintain Collateral. (i) Perform all of its obligations under or in connection with the Collateral in accordance with customary business practices, (ii) not amend, alter or modify, or permit the amendment, alteration or modification of, any material portion (individually or collectively) of the Collateral, and (iii) not do or permit any act which would impair or adversely affect the value of any material portion of the Collateral.

7.Authorization to File Financing Statements. Each Grantor hereby irrevocably authorizes Lender, at any time and from time to time, to file in any filing office in any UCC jurisdiction any financing statements and fixture filings, and amendments to any such statements or filings, that (a) identify the Collateral (i) as “all assets” of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required under UCC for the sufficiency or filing office acceptance of any financing statement or amendment. Each Grantor agrees to furnish any such information to Lender promptly upon Lender’s request, and each Grantor hereby ratifies any prior financing statements (and all amendments thereto and continuations thereof) filed prior to the date hereof by Lender or any of its predecessors in interest.

8.Further Assurances. To further the attachment, perfection and first priority of, and the ability of Lender to enforce, Lender’s Security Interest in the Collateral, and without limiting Grantors’ other obligations under this Agreement or any other Loan Document, each Grantor agrees, at its sole cost and expense, to take the following actions:

(a)Collateral in the Possession of a Bailee. If any Collateral is at any time in the possession of a bailee, Grantors shall promptly notify Lender and, at Lender’s request and option, shall promptly obtain a Collateral Access Agreement executed by such bailee.

(b)Deposit Accounts. For each deposit account that any Grantor currently has open or at any time opens or maintains (other than any such deposit accounts maintained with Lender), such Grantor shall, at Lender’s request, cause the depository bank to enter into a deposit account control agreement (or other similar agreement) in Acceptable Form.

(c)Promissory Notes and Tangible Chattel Paper. If Grantors at any time hold or acquire any promissory notes or tangible chattel paper, Grantors shall promptly notify Lender thereof and, upon Lender’s request, endorse, assign, and deliver the same to Lender, accompanied by such instruments of transfer or assignment duly executed in blank and in Acceptable Form.

(d)Investment Property. If Grantors at any time hold or acquire any certificated Equity Interests comprising part of the Collateral, Grantors shall promptly endorse, assign and deliver the same to Lender, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may request. If any Equity Interests now or hereafter acquired by Grantors constitute uncertificated securities and are issued to Grantors or its nominee directly by the issuer thereof, Grantors shall promptly notify Lender thereof and, at Lender’s request and option, either deliver to Lender a control agreement with the issuer in Acceptable Form or take such actions as Lender may reasonably request to arrange for Lender to become the registered owner of the Equity Interests. If any Collateral is held with a securities intermediary (other than Lender) or commodity intermediary, then Grantors will promptly notify Lender thereof and, upon Lender’s request, will cause such securities intermediary or commodity intermediary to enter into a control agreement with the Lender, in Acceptable Form, giving Lender control thereof under the UCC.

(e)Electronic Chattel Paper and Transferable Records. If Grantors at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, Grantors shall promptly notify Lender thereof and, at the request and option of Lender, shall take such action as Lender may reasonably request to vest in Lender control, under Section 9-105 of the UCC, of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

(f)Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit, Grantors shall promptly notify Lender thereof and, at the request and option of Lender, Grantors shall, pursuant to an agreement in Acceptable Form, take such actions as Lender may reasonably request to either (i) arrange for the issuer and any confirmer or other nominated Person of such letter of credit to consent to an assignment to Lender of the proceeds of the letter of credit, or (ii) arrange for Lender to become the transferee beneficiary of the letter of credit.

(g)Reserved.

(h)Collections on Collateral.

(i)Each Grantor hereby irrevocably authorizes Lender to notify each Person obligated with respect to any of the Collateral, whether as account debtor or other obligor on any account, or otherwise (each such Person a “Collateral Obligor”), to make payment directly to Lender and Lender may take control of the proceeds paid to Lender. Upon such notice from Lender, each Collateral Obligor is hereby authorized and directed by Grantor to make payments on any of the Collateral (including, without limitation, dividends and other distributions) directly to Lender, regardless of whether Grantor was previously making collections thereon. Until such notice is given, Grantor is authorized to retain and expend all payments made on Collateral to the extent such payments are permitted by the Loan Documents. Lender agrees with Grantors that Lender shall not elect to exercise these rights unless an Event of Default has occurred and is continuing.

(ii)If any Collateral Obligor fails or refuses to make payment on any Collateral when due, Lender is authorized, in its sole discretion, either in its own name or in the name of Grantor, to take such action as Lender shall deem appropriate for the collection of any such amounts. Regardless of any other provision hereof, Lender shall never be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral, nor shall it be under any duty whatever to anyone except Grantor to account for funds that it shall actually receive hereunder. Without limiting the generality of the foregoing, Lender shall have no responsibility for ascertaining any maturities, calls, conversions, exchanges, offers, tenders or similar matters relating to any Collateral, or for informing Grantor with respect to any of such matters (irrespective of whether Lender actually has, or may be deemed to have, knowledge thereof).

(iii)The receipt of Lender to any Collateral Obligor shall be a full and complete release, discharge and acquittance to such Collateral Obligor, to the extent of any amount so paid to Lender.

(i) Identification and  Assignment  of  Accounts.  Upon Lender’s request,  whether  before or after the occurrence of an Event of Default, each Grantor shall take such action and execute such additional documents and instruments as Lender may request, and each Grantor hereby authorizes Lender to provide a copy of this Agreement and any other Loan Document to any such account debtor or other obligor, for purposes of evidencing or demonstrating Lender’s rights and authority under this Agreement, to deliver such documents as Lender may reasonably request in order to identify, confirm, mark, segregate and assign accounts and to evidence Lender’s interest in same. Without limitation of the foregoing, each Grantor, upon request, agrees to assign accounts to Lender, identify and mark accounts as being subject to Lender’s Security Interest (or pledge or assignment as applicable), mark such Grantor’s books and records to reflect such assignments, and forthwith to transmit to Lender in the form as received by such Grantor any and all proceeds of collection of such accounts.

(j)Other Assurances and Rights.

(i)Each Grantor further agrees, at the request and option of Lender, in each case to the extent applicable, to take any and all other actions, and execute and deliver such documents and instruments, as Lender may determine to be necessary or useful for the attachment, perfection, and first-priority of, and the ability of Lender to enforce, Lender’s Security Interest in any and all of the Collateral, and cooperate with Lender in identifying all of such Grantor’s personal property assets and proper descriptions of such assets for the purpose of including such assets as part of the Collateral and perfecting the Security Interest therein, including (A) authenticating, executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC,

(B) causing Lender’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to the attachment, perfection or priority of, or ability of Lender to enforce, Lender’s security interest in such Collateral, (C) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral to the extent compliance with such provision is a condition to the attachment, perfection or priority of, or ability of Lender to enforce, Lender’s security interest in such Collateral, (D) obtaining governmental and other third party waivers, consents and approvals in form and substance satisfactory to Lender, including, without limitation, any consent of any licensor, lessor or other Person obligated on Collateral, (E) obtaining waivers from mortgagees and landlords in form and substance satisfactory to Lender, (F) taking all actions under the UCC or under any other Applicable Law, as reasonably determined by Lender to be applicable in any relevant UCC or other jurisdiction, including any foreign jurisdiction, (G) providing Lender promptly upon its request with proper legal descriptions of, and all other information and documents pertaining to, such Grantor’s interest in real property, deposit accounts, brokerage accounts, securities accounts, and all other personal property assets of such Grantor, and (H) providing such other information and documents, and executing such other appropriate documents or instruments, as Lender may reasonably request.

(ii)Each Grantor hereby irrevocably makes, constitutes, and appoints Lender (and all Persons designated by Lender for that purpose) as such Grantor’s true and lawful attorney and agent-in-fact to authenticate and file such financing statements, Loan Documents, and other documents and instruments, and do such other acts and things, as may be reasonably necessary to preserve, perfect, or protect Lender’s Security Interest in any Collateral, or to exercise, enforce, preserve, or protect any of Lender’s rights under this Agreement, any of the other Loan Documents, or with respect to any Collateral.  Such appointment of Lender as such Grantor’s attorney-in-fact is a power that is coupled with an interest, and is continuing and irrevocable.

(iii)Lender shall have the right in its own name or in the name of Grantor to

(A) compromise or extend time of payment with respect to all or any portion of the Collateral for such amounts and upon such terms as Lender may determine, (B) demand, collect, receive, receipt for, sue for, compound and give acquittances for any and all amounts due or to become due with respect to Collateral, (C) take control of cash and other proceeds of any Collateral, (D) endorse the name of Grantor on any notes, acceptances, checks, drafts, money orders or other evidences of payment on Collateral that may come into the possession of Lender, (E) to send requests for verification of obligations to any Collateral Obligor; and (F) to do all other acts and things necessary to carry out the intent of this Agreement.

(k)Consents. Upon Lender’s request and at Grantors’ expense, file or cause to be filed such applications and take such other actions to obtain any consent or approval necessary or appropriate (as determined by Lender) to effectuate the grant of a Security Interest in (or collateral assignment of) any Collateral to Lender or to effectuate Lender’s rights hereunder, including, without limitation, the right to assign or sell Collateral upon an Event of Default without additional consent or approval from any governmental authority or other Person.

9.Default; Remedies. Upon the occurrence and during the continuance of an Event of Default, subject to the terms and conditions of the Credit Agreement, Lender has the following cumulative rights and remedies under this Agreement:

(a)Exercise Rights. Lender may exercise any and all rights available to a secured party under (i) the UCC, (ii) this Agreement and the other Loan Documents, (iii) at law, in equity, or otherwise, including (A) requiring Grantors to assemble all or part of the Collateral and make  it available to Lender at a place to be designated by Lender which is reasonably convenient to Grantors and Lender, (B) applying by appropriate judicial proceedings for appointment of a receiver for Grantors or any of them or all or part of the Collateral, (C) applying to the Secured Obligations any cash held by Lender, (D) reducing any claim to judgment, (E) exercising the rights of offset or banker’s lien against the interests of Grantors in and to every account and other property of Grantors in Lender’s possession to the extent of the full amount of the Secured Obligations, (F) foreclosing the Security Interest and any other Liens Lender may have or otherwise realize upon any and all of the rights Lender may have in and to the Collateral, or any part thereof, (G) bringing suit or other proceedings before any governmental authority either for specific performance of any covenant or condition contained in any of the Loan Documents or in aid of the exercise of any right granted to Lender in any of the Loan Documents, and (H) requiring that each contract, chattel paper, instrument or document so retained shall be marked to state that it is assigned to Lender and each instrument shall be endorsed to the order of Lender (but failure to so mark or endorse any such Collateral shall not impair Lender’s Security Interest).

(b)Reserved.

(c)Notice. To the extent required under the UCC or other Applicable Law, reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Grantors and to any other Person entitled to notice under the UCC; provided that, if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Lender may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind. It is agreed that notice sent or given not less than ten calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this subsection. It shall not be necessary that the Collateral be at the location of any sale.

(d)Standards for Exercising Rights and Remedies. To the extent that Applicable Law imposes duties on Lender to exercise remedies in a commercially reasonable manner, Grantors acknowledge and agree that it is not commercially unreasonable for Lender (i) to fail to incur expenses reasonably deemed significant by Lender in order to prepare Collateral for disposition or otherwise to fail to complete raw material or work-in-process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other Applicable Law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other Obligors, directly or through the use of collection agencies and other collection specialists, (iv) to fail to remove Liens or any other encumbrances on, or any adverse claims against, any Collateral, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral. Grantors acknowledge that the purpose of this subsection is to provide non-exhaustive indications of what actions or omissions by Lender would fulfill Lender’s duties under the UCC or other Applicable Law of any relevant jurisdiction in Lender’s exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this subsection. Without limiting the foregoing, nothing contained in this subsection shall be construed to grant any rights to Grantors or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this subsection.

(e)Grantors’ Agent. Each Grantor hereby irrevocably appoint Lender as its agent and attorney-in-fact with all right and power to protect, preserve, and realize upon the Collateral and to enforce all of Grantor’s rights and remedies under or in connection with the Collateral. Each Grantor hereby acknowledges and agrees that this power is coupled with an interest and is continuing and irrevocable. All reasonable costs, expenses and liabilities incurred and all payments made by Lender as Grantors’ agent and attorney-in-fact, including, without limitation, reasonable attorney’s fees and expenses, shall be considered a loan by Lender to Grantors which shall be payable on demand, shall (unless otherwise agreed by Lender) accrue interest at the Default Rate, and shall constitute part of the Secured Obligations.

(f)Partial, Incomplete, or Defective Sale. Lender’s sale of less than all of the Collateral shall not exhaust Lender’s rights under this Agreement and Lender is specifically empowered to make successive sales until all of the Collateral is sold. If the proceeds of a sale of less than all the Collateral shall be less than the Secured Obligations, this Agreement and the Security Interest shall remain in full force and effect as to the unsold portion of the Collateral just as though no sale had been made. In the event any sale under this Agreement is not completed or is, in Lender’s opinion, defective, such sale shall not exhaust Lender’s rights under this Agreement and Lender shall have the right to cause a subsequent sale or sales to be made at Grantors’ sole cost and expense. Any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale under this Agreement as to nonpayment of the Secured Obligations, or as to the occurrence or existence of any Event of Default, or as to Lender’s having declared all of such Secured Obligations to be due and payable, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, or as to any other act or thing having been duly done by Lender, shall be taken as prima facie evidence of the truth of the facts so stated and recited, subject only to manifest error.  Lender may appoint or delegate any one or more Persons as agent to perform any act or acts necessary or incident to any sale held or to be held by Lender, including the sending of notices and the conduct of sale.

(g)Existence of Default. Regarding the existence of any Event of Default for purposes of this Agreement, Grantors agree that the Obligors or account debtors on any Collateral may rely upon written certification from Lender that such an Event of Default has occurred and is continuing and Grantors expressly agree that Lender shall not be liable to Grantors for any claims, damages, costs, expenses or causes of action of any nature whatsoever in connection with, arising out of, or related to Lender’s exercise of any rights, powers or remedies under any Loan Document, except for its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction pursuant to a final and non-appealable judgment.

(h)Marshaling. Lender shall not be required to marshal any present or future collateral security (including, but not limited to, the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Lender’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations are outstanding or by which any of the Secured Obligations are secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Grantors hereby irrevocably waive the benefits of all such laws.

10.Other Rights of Lender.

(a)Performance. In the event any Grantor fails to preserve the priority of the Security Interest in any of the Collateral or, upon the occurrence and during the continuance of an Event of Default, otherwise fails to perform any of its obligations under the Loan Documents with respect to the Collateral, then Lender may (but is not required to) prosecute or defend any suits in relation to the Collateral or take any other action which any Grantor is required to take under the Loan Documents, but has failed to take. Any sum which may be expended or paid by Lender under this Section (including, without limitation, court costs and reasonable attorneys’ fees and expenses) shall (unless otherwise agreed by Lender) accrue interest from the date of expenditure or payment at the Default Rate until paid and, together with such interest, shall be payable by Grantors to Lender upon demand and shall be part of the Secured Obligations.

(b)Collateral in Lender’s Possession. If, after the occurrence and during the continuance of an Event of Default, any Collateral comes into Lender’s possession, Lender may use such Collateral for the purpose of preserving it or its value pursuant to the order of a court of appropriate jurisdiction or in accordance with any other rights of Lender with respect to such Collateral. Grantors covenant to promptly reimburse and pay to Lender, at Lender’s request, the amount of all expenses incurred by Lender in connection with its custody and preservation of such Collateral, and all such expenses, costs, Taxes and other charges shall (unless otherwise agreed by Lender) bear interest at the Default Rate until repaid and, together with such interest, shall be payable by Grantors to Lender upon demand and shall be part of the Secured Obligations. However, the risk of accidental loss or damage to, or diminution in value of, Collateral is on Grantors, except to the extent determined by a final non-appealable judgment of a court of competent jurisdiction to have been caused by Lender’s own gross negligence or willful misconduct. Lender shall have no liability for failure to obtain or maintain insurance, nor to determine whether any insurance is adequate as to amount, the risks insured, or any other matter. With respect to Collateral that is in the possession of Lender, Lender shall have no duty to fix or preserve rights against prior parties to such Collateral and shall never be liable for any failure to use diligence to collect any amount payable in respect of such Collateral but shall be liable only to account to Grantors for what Lender actually collects or receives thereon.

(c)Subrogation. If any of the proceeds of the Secured Obligations are given in renewal or are an extension of, or are applied toward the payment of, any indebtedness secured by any Lien, Lender shall be, and is hereby, subrogated to all of the rights, titles, interests and Liens securing the indebtedness so renewed, extended or paid.

(d)Reserved

(e)No Impairment or Release. The Security Interest and Grantors’ obligations and Lender’s rights under this Agreement shall not be released, diminished, impaired or adversely affected by the occurrence of any one or more of the following events: (i) the taking or accepting of any other security or assurance for any or all of the Secured Obligations; (ii) any release, surrender, exchange, subordination or loss of any security or assurance at any time existing in connection with any or all of the Secured Obligations; (iii) the modification of, amendment to, or waiver of compliance with any terms of any of the other Loan Documents without Grantors’ consent, except as required therein; (iv) the insolvency, bankruptcy or lack of corporate or trust power of any Person at any time liable for the payment of any or all of the Secured Obligations, whether now existing or hereafter occurring; (v) any renewal, extension or rearrangement of the payment of any or all of the Secured Obligations, either with or without notice to or consent of Grantors, or any adjustment, indulgence, forbearance or compromise that may be granted or given by Lender to Obligors or Grantors, in each case, except as required by the Loan Documents; (vi) any neglect, delay, omission, failure or refusal of Lender to take or prosecute any action in connection with any other agreement, document, guaranty or instrument evidencing, securing or assuring the payment of all or any of the Secured Obligations; (vii) any failure of Lender to notify Grantors of any renewal, extension, or assignment of the Secured Obligations or any part thereof, the release of any security under any other Loan Document or any other document or instrument, any other action taken or refrained from being taken by Lender against Obligors or Grantors, or any new agreement between Lender and Obligors, it being understood that, except as expressly required by the Credit Agreement, Lender shall not be required to give Grantors any notice of any kind under any circumstances whatsoever with respect to or in connection with the Secured Obligations, including, without limitation, notice of acceptance of this Agreement or any Collateral ever delivered to or for the account of Lender under this Agreement; (viii) the illegality, invalidity or unenforceability of all or any part of the Secured Obligations against any third party obligated with respect thereto by reason of the fact that the Secured Obligations, or the interest paid or payable with respect thereto, exceeds the amount permitted by Applicable Law, the act of creating the Secured Obligations, or any part thereof, is ultra vires, or the officers, equity owners, or trustees creating same acted in excess of their authority, or for any other reason; or (ix) if any payment by any party obligated with respect thereto is held to constitute a preference under Applicable Laws or for any other reason Lender is required to refund such payment or pay the amount thereof to someone else.

11.Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any Grantor become the subject of any Insolvency Proceeding, and shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Secured Obligations, or any part thereof (including a payment effected through exercise of a right of setoff), is, pursuant to Applicable Law, invalidated, declared to be fraudulent or preferential or voidable, set aside or required (including pursuant to any settlement entered into by Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any such Insolvency Proceeding, all as if such payment or performance had not been made or such setoff had not occurred.

12.Miscellaneous.

(a)GOVERNING LAW. EXCEPT TO THE EXTENT EXPRESSLY PROVIDED IN ANY OTHER LOAN DOCUMENT, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY AND ALL CLAIMS, CONTROVERSIES, DISPUTES AND CAUSES OF ACTION BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES.

(b)Consent to Forum.

(i)FORUM. EACH GRANTOR CONSENTS TO THE  EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN ORANGE COUNTY, FLORIDA, OR THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF FLORIDA, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (AND WHETHER FOUNDED ON CONTRACT, TORT OR OTHERWISE), AND AGREES THAT IT WILL NOT COMMENCE ANY SUCH DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING IN ANY OTHER FORUM. EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL JURISDICTION, TO VENUE THEREIN OR THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES UNDER THE CREDIT AGREEMENT.

(ii)Nothing herein shall limit the right of Lender to bring proceedings or exercise rights against any Obligor or other Person or its assets (including, without limitation, Collateral) in any other court or other forum, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Initiating such action or proceeding or taking any other action in any other court or forum shall in no event constitute a waiver by Lender of any of the foregoing.

(iii)Each Grantor hereby acknowledges that (i) the negotiation, execution, and delivery of the Loan Documents constitute the transaction of business within the State of Florida, (ii) any cause of action arising under any of said Loan Documents will be a cause of action arising from such transaction of business, and (iii) each Grantor understands, anticipates, and foresees that any action for enforcement of payment of the obligations or the Loan Documents may be brought against it in the State of Florida.

(c)WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, LITIGATION OR OTHER PROCEEDING BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR THERETO WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, THE COLLATERAL OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ASSERTED IN ANY SUCH PROCEEDING SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANOTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(d)Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable in any jurisdiction (a) it shall not affect the validity, legality and enforceability of the remaining provisions thereof, (b) the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction, and (c) the parties shall engage in good faith negotiations to replace the illegal, invalid or unenforceable provisions, with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(e)Multiple Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same  instrument. Loan Documents may be signed and transmitted by facsimile, portable document format (PDF), or other electronic means, and shall have the same effect as manually signed originals and shall be binding on all Grantors and Lender.

(f)Waivers. Except to the extent expressly otherwise provided in this Agreement or in any other Loan Documents, Grantors waive (i) any right to require Lender to proceed against any other Person, to exhaust its rights in Collateral, or to pursue any other right which Lender may have, (ii) demand, notice, protest, notice of acceptance, notice of loans made, Collateral received or delivered, notice of acceleration, notice of the intent to accelerate, all other demands and notices of any type or nature, and all other suretyship defenses; and (iii) all rights of marshaling in respect of any or all of the Collateral.

(g)Binding Effect and Assignment. This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective successors and permitted assigns. No  Grantor may assign or transfer any of its rights, duties, or obligations under any of the Loan Documents. Lender may assign or transfer any of its rights, duties, or obligations under any of the Loan Documents. To the extent of such assignment, (a) the assignee shall be a party to this Agreement and shall have the rights and obligations of Lender under such Loan Documents, and

(b) the assigning Lender shall be released from its obligations under the Loan Documents but shall continue to be entitled to the benefits of any provisions hereof that, pursuant to this Agreement, would survive the payment in full of the obligations.

(h)Notice. Any notice or communication required or permitted under this Agreement must be given as prescribed in the Credit Agreement.

(i)Amendments. This Agreement may only be amended by a writing executed by Grantors and Lender.

13.Additional Grantor. Each Person that is required after the Closing Date to become a  party to this Agreement as a Grantor shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Person of a joinder agreement or supplement in Acceptable Form.

14.ENTIRETY. THIS AGREEMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signatures appear on following pages.]

EXECUTED as of the date set forth in the preamble.

GRANTOR:

LFTD PARTNERS INC., a Nevada corporation

By:	/s/ William C. Jacobs
Name:	William C. Jacobs
Title:	President

LIFTED LIQUIDS, INC., an Illinois corporation

By:	/s/ William C. Jacobs
Name:	William C. Jacobs
Title:	President

Signature Page to Security Agreement

SECURED PARTY:

SURETY BANK

By:	/s/ Brian Peters
Name:	Brian Peters
Title:	Chief Financial Officer

Signature Page to Security Agreement

SCHEDULE 1

Location of Books and Records and Chief Executive Office

(a)The exact name of Grantors, as such name appears in its organizational documents: LFTD Partners Inc. and Lifted Liquids, Inc.

(b)Each other name Grantors has used in the past five years, together with the date of the relevant change: LFTD Partners Inc. f/k/a Acquired Sales Corp. and Lifted Liquids, Inc. d/b/a Lifted Made and Urb Finest Flowers.

(c)Grantors’ principal place of business:

Lifted Liquids, Inc. 5511 95th Avenue

Kenosha, WI 53144

LFTD Partners Inc. 14155 Pine Island Drive Jacksonville, FL 32224

(d)The locations where Grantors maintains its inventory:

5511 95th Avenue, Kenosha, WI 53144;

8920 58th Place, Suite 850, Kenosha, WI 53144;

8910 58th Place, Suites 600 and 700, Kenosha, WI 53144;

9560 58th Place, Suites 350 and 360, Kenosha, WI 53144;

5732 95th Ave, Suites 100, 200 and 300, Kenosha, WI 53144; and

16178 US Hwy 550, Aztec, NM 87410.

(e)All real property owned by Grantors: None.

(f)All real property leased by Grantors:

5511 95th Avenue, Kenosha, WI 53144;

8920 58th Place, Suite 850, Kenosha, WI 53144;

8910 58th Place, Suites 600 and 700, Kenosha, WI 53144;

9560 58th Place, Suites 350 and 360, Kenosha, WI 53144;

5732 95th Ave, Suites 100, 200 and 300, Kenosha, WI 53144;

16178 US Hwy 550, Aztec, NM 87410; and

2701-09 West Fulton PH, Chicago, Illinois 60612.

Schedule 1 to Security Agreement

SCHEDULE 2

Commercial Tort Claims

Lifted currently is involved in one pending lawsuit, as the plaintiff:

Lifted Liquids, Inc. v. Asad Awawdeh and Habib Cash and Carry SD, Inc. – The Company has filed an action seeking to recover approximately $98,000 in damages resulting from Defendants’ failure to pay for product they ordered. The matter has been filed in California and the Company intends to pursue the action and recover its damages.

On November 13, 2023, Lifted received a letter dated November 6, 2023 from the State of Wisconsin Department of Workforce Development (“Department”). The letter stated that the Department had dismissed the case Lifted Liquids, Inc. v. Brian Koff, ERD Case No.: CR202301774; EEOC Case No: 26G202301223. Previously, a disgruntled former Lifted employee had filed an action with the Wisconsin Department of Workforce Development claiming discrimination and retaliation.

On November 9, 2023, Lifted entered into a settlement agreement that was mutually acceptable to the parties which has resolved the following lawsuit: Lifted Liquids, Inc. v. Girish GPO, Inc., Girish Ray, and the Law Offices of Saul Roffe. The Company had filed an action in a case styled “Lifted Liquids, Inc. v. Girish GPO, Inc., Girish Ray, and the Law Offices of Saul Roffe” seeking to recover $30,000 that was to be held in escrow by the Law Offices of Saul Roffe. The Company also sought approximately $14,569 in damages resulting from Girish GPO’s failure to pay for product it ordered and that the Company delivered. The Company has obtained a $30,000.00 default judgment against the Law Offices of Saul Roffe and is attempting to collect on the judgment. The action against Girish GPO has been resolved with the Girish defendants agreeing to pay the Company $34,000.00 over time.

On October 9, 2023, Lifted entered into a settlement agreement that was mutually acceptable to the parties which has resolved the following lawsuit: Lifted Liquids, Inc. v. DEV Distribution, LLC, No, DC-22-15080. In October 2022, Lifted filed an action against Dev Distribution LLC (“Dev”), a vendor who failed to deliver certain products that Lifted has purchased for $263,938 for. Dev filed a counterclaim alleging breach of contract. In October 2023, the parties settled the litigation and agreed to mutual releases and dismissal of the lawsuit in exchange for Dev paying $230,000.00 and providing certain equipment and product.

On May 25, 2023, Lifted entered into a settlement agreement that was mutually acceptable to the parties which has resolved the following lawsuit: Martha, Edgar v. Lifted Liquids. Mr. Edgar Martha, who worked in Lifted’s production facility, had sued Lifted in regard to an alleged chemical burn. In May 2023, the parties settled the litigation and agreed to mutual releases and dismissal of the lawsuit in exchange for $5,000 paid by Lifted to Mr. Martha.

Schedule 2 to Security Agreement